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                                                                     Exhibit A-3

                               RESEARCH DRIVE LLC

                AMENDED AND RESTATED CERTIFICATE OF ORGANIZATION


     Pursuant to the provisions of the Massachusetts Limited Liability Company Act, M.G.L. c. 156C (the "Act"), the undersigned hereby certifies as follows:

1. Tax Identification Number. The federal employer identification number of the limited liability company (the "LLC") has been applied for.

2. Name of the Limited Liability Company. The name of the LLC is Research Drive LLC.

3. Original Filing Date. The LLC's original Certificate of Organization was filed on January 29, 1999.

4.   Office of the LLC. The address of the office of the LLC for purposes of
     Section 5 of the Act is 25 Research Drive, Westborough, MA 01582.

5. Business of the LLC. The general character of the business of the LLC is to engage in any manufacturing, management, service or other business, operation or activity related to energy generation, transmission or distribution, utilization, conservation or transportation, construction or telecommunications, directly or indirectly through joint ventures, partnership or other entities; to engage in any activities directly or indirectly related or incidental thereto, and to engage in any other activity in which limited liability companies organized under the laws of the Commonwealth of Massachusetts may lawfully engage.

6.   Date of Dissolution. The LLC has no specified date of dissolution.

7. Agent for Service of Process. The name and business address of the resident agent for service of process required to be maintained by Section 5 of the Act is CT Corporation System, 2 Oliver Street, Boston, MA 02109.
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8.   Managers. The following persons are managers of the LLC:

     Name                       Address

     Richard P. Sergel          25 Research Drive, Westborough, MA  01582
     John G. Cochrane           25 Research Drive, Westborough, MA  01582

9. Amendments. The LLC's Certificate of Organization is hereby amended by indicating that a federal employer identification number has been applied for, changing the address of the office of the LLC, deleting Louis A. Goodman as an authorized person and adding Richard P. Sergel and John G. Cochrane as Managers.

          IN WITNESS WHEREOF, the undersigned hereby affirms under the penalties of perjury that the facts stated herein are true, as of February 25, 1999.


                                        RESEARCH DRIVE LLC



                                        /s/  John G. Cochrane
                                        ----------------------------------------
                                        John G. Cochrane, Manager